Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

Mid Cap Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		81,375,539	6.26
Class B	0		0		 3,625,918         5.78
Class C	0		0		 1,158,896         5.79
Class I	0		0		13,523,164        6.46

Large Cap Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	598,122	0.09		7,307,592	17.86
Class B	49,088		0.03		1,592,714	17.06
Class C	17,348		0.03		599,106	17.36
Class I	10,026,046	0.10		93,045,550	17.94
Class IS	334,538	0.09		3,842,760	17.87




Omega Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		19,267,369        27.14
Class B	0		0		10,023,796        23.78
Class C	0		0		  2,228,099	23.84
Class I	0		0		    549,074 	27.86
Class R	0		0		       2,377	26.96

Large Company Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0   		0		45,147,821	7.35
Class B	0		0		2,433,820	6.81
Class C	0  		0		1,268,971	6.81
Class I	0		0		1,575,841	7.37







Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	 0		0		  5,275,805	17.06
Class B	 0		0		  1,271,349	14.80
Class C	 0		0		11,188,968	14.78
Class I  	 0		0		38,388,505	17.64